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Exhibit 3.1

Amended and Restated
Articles of Incorporation
of
Provell, Inc.

        The undersigned, Samia C. Haddad, the Secretary of Provell, Inc., a Minnesota corporation, does hereby certify that the following Amended and Restated Articles of Incorporation were adopted by the corporation in accordance with Chapter 302A of the Minnesota Statutes:

Article I
Name

        The name of the corporation is Provell, Inc.

Article II
Registered Office

        The registered office of the corporation is located at 301 Carlson Parkway, Suite 201, Minneapolis, Minnesota 55305.

Article III
Capital Stock

        The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 87,000,000 shares. The authorized stock shall consist of 10,000,000 shares of preferred stock, par value $.01, and 77,000,000 shares of common stock, par value $.01. Of the authorized preferred stock, 2,400,000 shares shall be designated Series A Convertible Preferred Stock, par value $.01 (the "Series A Preferred Stock"), 1,165,000 shares shall be designated Series B Convertible Non-Voting Preferred Stock, par value $.01 (the "Series B Preferred Stock"), 400,000 shares shall be designated Series C Junior Preferred Stock ("Series C Preferred Stock"), 200,000 shares shall be designated Series D Convertible Preferred Stock ("Series D Preferred Stock, and 210,000 shares shall be designated Series E Convertible Preferred Stock ("Series E Preferred Stock"). The Series A Preferred Stock and the Series B Preferred Stock shall have the right and preferences described in Article IV hereof. The Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock shall have the rights and preferences as set forth in the Certificate of Designations for such respective series heretofore filed with the Minnesota Secretary of State. In addition, the Board of Directors of the corporation shall have the authority to authorize the issuance of preferred stock in accordance with applicable law and Article IV. Of the authorized common stock, 75,000,000 shares of common stock shall be designated as Class A Common Stock (the "Class A Common Stock") and 2,000,000 shares of common stock shall be designated as Class B Common Stock (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock shall collectively be referred to as the Common Stock and shall have the rights and preferences described in Article V hereof.

Article IV
Preferred Stock

        A.    Undesignated Preferred Stock.    Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions hereof and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of preferred stock and, with respect to each such series, to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the rights and preferences thereof, including:

          1.    The number of shares constituting such series and the designation of such series.

          2.    The dividend rate of such series, which may be fixed or variable, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or noncumulative.

          3.    Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder of both or upon the happening of a specified event, and, if made subject to any such redemption, the time or events, prices and other terms and conditions of such redemption.

          4.    The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series.

          5.    Whether or not the shares of such series shall be convertible into or exchangeable for, at the option of either the holder or the corporation or the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the corporation's capital stock and, if provision be made for conversion or exchange, the time or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges.

          6.    The restrictions, if any, on the issue or reissue of any additional preferred stock, including increases or decreases in the number of shares of any series subsequent to the issue of shares of that series.

          7.    The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation.

          8.    Any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action, in addition to any voting powers required by law.

        B.    Series A and Series B Preferred Stock.

          1.    Dividends.    The holders of Series A Preferred Stock or Series B Preferred Stock (collectively for the purposes of this Article IV(B) are herein referred to as the "Preferred Stock") shall be entitled to receive, when and as cash dividends are declared by the Board of Directors of the corporation upon the Common Stock, out of funds legally available for such purpose, cash dividends at the rate declared upon the Common Stock as if said Preferred Stock had been converted to Common Stock. In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Common Stock, nor shall any shares of Common Stock be purchased or redeemed by the corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Common Stock, without, in each such case (other than in the case of repurchases by the corporation of shares of Common Stock pursuant to the terms of (i) any Employment Agreement, Stock Option Agreement or similar arrangement between the corporation and its employees or the repurchase of shares pursuant to Section 2.14 or Article V of the Preferred Stock Purchase Agreement, dated as of January 4, 1991 (the "Purchase Agreement"), among the corporation and the Purchasers named therein, (ii) Article VI of the warrants of the corporation, dated November 15, 1989, as amended as of January 4, 1991, owned by Prudential Venture Partners II and Superior Ventures, respectively, and (iii) the Agreement, dated as of January 4, 1991, among the corporation, Mark A. Cohn and David A. Russ), the written consent of the holders of a majority of the outstanding shares of Preferred Stock, voting together as a class.

          2.    Redemption.    The shares of Preferred Stock shall be redeemable as follows:

          2A.    Mandatory Redemption.    In case of the consolidation or merger of the corporation with or into any other corporation (other than a merger in which the corporation is the surviving corporation and which will not result in more than 49% of the capital stock of the corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger), and in the case of a sale of all or substantially all of the properties and assets of the corporation as an entirety to any other person, the corporation shall, not later than 20 days prior to the effective date of any such consolidation, merger or sale of properties and assets, give notice thereof to the holder or holders of shares of Preferred Stock and, in the event that within 15 days after receipt of such notice the holders of record of at least a majority of the outstanding shares of Preferred Stock, voting together as a class, shall elect, by written notice to the corporation, to have all (but not less than all) of the outstanding shares of Preferred Stock redeemed, the corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 2B through 2D below) not later than the day prior to the effective date of such consolidation, merger or sale of properties and assets. Such written notice shall be given by mail, postage prepaid, to the corporation and shall state that the holders of record of at least a majority of the outstanding shares of Preferred Stock request a redemption be made pursuant to this subparagraph 2A, and shall specify the number of shares to be redeemed, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. The redemption date referred to above in this subparagraph 2A is hereinafter referred to as the "Redemption Date". Except as provided in this subparagraph 2A, the Preferred Stock shall not be redeemable.

          2B.    Redemption Price.    The Preferred Stock to be redeemed on the Redemption Date pursuant to subparagraph 2A above shall be redeemed by paying for each share in cash the sum of $5.00 per share plus an amount per share equal to any declared but unpaid dividends thereon to such Redemption Date, such amount being herein sometimes referred to as the "Redemption Price". If such notice of redemption shall have been duly given to the corporation pursuant to subparagraph 2A and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall, forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

          2C.    Redeemed or Otherwise Acquired Shares to be Retired.    Any shares of the Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

          3.    Liquidation.    Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock, before any distribution or payment is made upon Common Stock, shall be entitled to be paid a sum, on a per share basis, equal to $5.00 per share plus an amount per share equal to any declared but unpaid dividends thereon to such date of liquidation, dissolution or winding up, and the holders of Preferred Stock shall not be entitled to any further payment, such sums being sometimes referred to as the "Preferential Payments". If, upon such liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Preferred Stock shall be insufficient to permit payment to such holders of the Preferential Payments, then the entire assets of the corporation to be so distributed shall be distributed ratably among the holders of Preferred Stock. Upon any such liquidation, dissolution or winding up of the corporation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the corporation available for distribution to its shareholders shall be distributed ratably to the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferential Payments and the place where said Preferential Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at his post office address as shown by the records of the corporation. Neither the consolidation or merger of the corporation into or with any other corporation or corporations, nor the sale or transfer by the corporation of all or substantially all its assets, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this paragraph 3.

          4.    Conversion.

          4A.    Right to Convert.    Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, shall have the right, at its option at any time, to convert any such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be (except that upon any liquidation, dissolution or winding up of the corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Preferred Stock), into such number of fully paid and nonassessable whole shares of Class A Common Stock, in the case of the Series A Preferred Stock, or such number of fully paid and nonassessable whole shares of Class B Common Stock, in the case of the Series B Preferred Stock, as is obtained by multiplying the number of shares of the series of Preferred Stock so to be converted by $5.00 and dividing the result by the conversion price of $5.00 per share, or by the conversion price as last adjusted and in effect at the date any share or shares of such series of Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Conversion Price"). Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert any such shares of Series B Preferred Stock into the same number of fully paid and nonassessable whole shares of Series A Preferred Stock, upon the occurrence of one of the following events ("Preferred Conversion Events") and then (except for the Preferred Conversion Events set forth in clauses (1) and (4) below) only during the 60-day period after receipt of written notice from the corporation of the occurrence of such Preferred Conversion Event (as provided in subparagraph 4J hereof):

            (1)  upon the transfer of shares of Series B Preferred Stock to an unaffiliated party by the initial holder thereof;

            (2)  upon a sale of substantially all the assets of the corporation or upon any other acquisition of the corporation by merger, a negotiated stock purchase or a purchase pursuant to a tender for substantially all of the outstanding shares of Common Stock of the corporation;

            (3)  upon any default or event of default, after the holder of Series B Preferred Stock has received notice of such, under any material agreement pursuant to which the corporation or any of its subsidiaries has incurred indebtedness for borrowed money in cases in which the holder of series B Preferred Stock is not a holder of the defaulting debt instrument (unless and until such default or event of default is cured or waived);

            (4)  if upon exercising the option to convert Prudential Venture Partners II ("PVP II") and The Prudential Insurance Company of America or any affiliate thereof (collectively "Prudential") would not hold more than 19.9% of the voting capital stock of the corporation in the aggregate; or

            (5)  if a quarterly financial statement of the corporation shows that the corporation has suffered a decline in excess of 20% in net income from operations from the comparable quarterly period of the previous year, such net income from operations to be calculated in accordance with generally accepted accounting principles, but before taking into account any non-cash or extraordinary items of income or expense.

      If the Class B Preferred Stock shall not be converted within the 60-day period following receipt of written notice from the corporation of the occurrence of a Preferred Conversion Event (as provided in subparagraph 4J hereof), the right to convert such shares of Series B Preferred Stock into shares of Series A Preferred Stock shall lapse, and such shares of Series B Preferred Stock shall cease to be convertible until the occurrence of another Preferred Conversion Event, in which case the provisions of this and the preceding sentence shall once again be applicable. The rights of conversion contained in this subparagraph 4A shall be exercised by the holder of shares of Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Series A Preferred Stock into Class A Common Stock, of Series B Preferred Stock into Class B Common Stock or of Series B Preferred Stock into Series A Preferred Stock, as the case may be, and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as the case may be, shall be issued.

          4B.    Issuance of Certificates; Time Conversion Effected.    Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as the case may be, issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected, and the Conversion Price shall be determined, as of the close of business on the date on which such written notice shall have been received by the corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as the case may be, shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          4C.    Fractional Shares; Dividends; Partial Conversion.    No fractional shares shall be issued upon conversion of the Preferred Stock into Common Stock or Series A Preferred Stock, as the case may be, and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock or the Series A Preferred Stock, as the case may be, issued upon such conversion. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the corporation, a new certificate or certificates for the number of shares of Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the fair market value of such fractional interest as determined in good faith by the Board of Directors of the corporation.

          4D.    Adjustment of Price Upon Issuance of Common Stock.    Except as provided in subparagraph 4F hereof, if and whenever the corporation shall issue or sell, or is in accordance with subparagraphs 4D(1) through 4D(7) deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to an amount equal to the aggregate consideration received, or deemed to have been received pursuant to subparagraphs 4D(1) through 4D(7), by the corporation upon such issue or sale, or deemed issuance or sale, divided by the number of shares so issued or sold or deemed to be so issued or sold. For purposes of this subparagraph 4D, the following subparagraphs 4D(1) to 4D(7), shall also be applicable:

            4D(1).    Issuance of Rights or Options.    In case at any time the corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than thy Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

            4D(2).    Issuance of Convertible Securities.    In case the corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 4D(3) below, no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

            4D(3).    Change in Option Price or Conversion Rate.    If (i) the purchase price provided for in any Option referred to in subparagraph 4D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) or (iii) the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), then the Conversion Price in effect at the time of such event shall, as required, forthwith be readjusted to such Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4D(1) or the rate at which any Convertible Securities referred to in subparagraph 4D(1) or 4D(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Conversion Price then in effect hereunder shall, as required, forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Conversion Price then in effect hereunder is thereby reduced.

            4D(4).    Stock Dividends.    In case the corporation shall declare a dividend or make any other distribution upon any stock of the corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration, and the Conversion Price shall be reduced as if the corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

            4D(5).    Consideration for Stock.    In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the corporation in connection therewith. The amount of consideration deemed to be received by the corporation pursuant to the foregoing provisions of this subparagraph 4D(5) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the corporation, to directors, officers or employees of the corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or state income or other tax liability of the corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the corporation, such Options shall be deemed to have been issued without consideration, and the Conversion Price shall be reduced as if the corporation had subdivided its outstanding shares of Common Stock into a greater number of shares, as provided in subparagraph 4E hereof.

            4D(6).    Record Date.    In case the corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            4D(7).    Treasury Shares.    The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4D.

          4E.    Subdivision or Combination of Stock.    In case the corporation shall at any time subdivide its outstanding shares of Common Sock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the corporation shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          4F.    Certain Issues of Common Stock Excepted.    Anything herein to the contrary notwithstanding, the corporation shall not be required to make any adjustment of the Conversion

  Price upon the occurrence of any of the following events: (i) the issuance of Common Stock upon conversion of outstanding shares of Preferred Stock, the issuance of Series A Preferred Stock upon conversion of outstanding shares of Series B Preferred Stock or the issuance of Class A Common Stock upon conversion of outstanding shares of Class B Common Stock; (ii) the issuance of options to employees, officers and directors of the corporation as contemplated by the Purchase Agreement; and (iii) the issuance of Common Stock upon the exercise of the options, warrants and convertible securities listed on Schedule 2.04 to the Purchase Agreement or upon the exercise of options permitted to he issued pursuant to clause (ii) above.

          4G.    Reorganization, Reclassification, Consolidation, Merger or Sale.    If any capital reorganization or reclassification of the capital stock of the corporation or any consolidation or merger of the corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a class) shall be made whereby each holder of a share or shares of Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the corporation immediately theretofore receivable upon the conversion of such shares or shares of the Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price) shall thereafter be applicable, as nearly practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization, reclassification, consolidation, merger or sale, of the Conversion Price to the value for the Common Stock reflected by the terms of such reorganization, reclassification, consolidation, merger or sale if the value so reflected is less than the Conversion Price in effect immediately prior to such reorganization, reclassification, consolidation, merger or sale). In the event of a merger or consolidation of the corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation is issuable to holders of Common Stock of the corporation outstanding immediately prior to such merger or consolidation, the Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the corporation. The corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Preferred Stock, voting together as a class), executed and mailed or delivered to each holder of shares of Preferred Stock at the last address of such holder appearing on the books of the corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

          4H.    Automatic Conversion.    In the event that, at any time while any of the Preferred Stock shall be outstanding, the corporation shall complete a public offering involving the sale by the corporation of shares of Class A Common Stock (i) at a per share price to the public equal to not less than (x) the product of 2 times the Conversion Price then in effect hereunder, if such offering shall be completed on or before December 31, 1992 or (y) the product of 2.5 times the Conversion Price then in effect hereunder, if such offering shall be completed thereafter, and (ii) providing gross proceeds to the corporation (before deducing underwriting discounts and expenses) of at least $20,000,000, then all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall, automatically and without further action on the part of the holders of the Preferred Stock, be converted into shares of Class A Common Stock and Class B Common Stock, respectively, in accordance with the terms of this paragraph 4 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such public offering; provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the Preferred Stock so converted.

          4I.    [Intentionally Omitted.]

          4J.    Notice of Adjustment.    Upon any adjustment of the Conversion Price, then and in each such case the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the corporation, which notice shall state the Conversion Price, resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          4K.    Other Notices.    In case at any time:

            (1)  the corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

            (2)  the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (3)  there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with, or a sale of all or substantially all its assets to, another corporation;

            (4)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation; or

            (5)  the corporation shall take any action or there shall be any event which would result in (i) an automatic conversion of the Preferred Stock pursuant to subparagraph 4H or (ii) any Preferred Conversion Event shall occur, then, in any one or more of said cases, the corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the corporation, (a) at least 20 days' prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place, (c) in the case of any event which would result in an automatic conversion of the Preferred Stock pursuant to subparagraph 4H, at least 20 days' prior written notice of the date on which the same is expected to be completed and (d) in the case of the occurrence of a Conversion Event, promptly upon such occurrence. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          4L.    Stock to be Reserved.    The corporation will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided, such number of shares of the appropriate class of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock (including as outstanding all shares of Series A Preferred Stock issuable upon conversion of all outstanding shares of Series B Preferred Stock) and will at all times reserve and keep available out of its authorized Series A Preferred Stock, solely for the purpose of issue upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Series A Preferred Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. The corporation covenants that all shares of Common Stock or Series A Preferred Stock, as the case may be, which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The corporation will take all such action as may be necessary to assure that all such shares of Common Stock or Series A Preferred Stock, as the case may be, may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock of the corporation may be listed. The corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of either class of Common Stock then authorized by the corporation's Articles of Incorporation.

          4M.    No Reissuance of Preferred Stock.    Shares of Preferred Stock which are converted into shares of Common Stock and shares of Series B Preferred Stock which are converted into shares of Series A Preferred Stock as provided herein shall not be reissued.

          4N.    Issue Tax.    The issuance of certificates for shares of Common Stock upon conversion of the Preferred Stock and the issuance of certificates for shares of Series A Preferred Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          4O.    Closing of Books.    The corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

          4P.    Definition of Common Stock.    As used in this paragraph 4, the term "Common Stock" shall mean and include the corporation's authorized Class A Common Stock, $.01 par value, and Class B Common Stock, $.01 par value, as constituted on January 4, 1991, and shall also include any capital stock of any class of the corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation; provided that the shares of Common Stock receivable upon conversion of shares of the Preferred Stock of the corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4G, shall include only shares designated as Common, Stock of the corporation on January 4, 1991.

          5.    Voting Rights.

          5A.    Series A Preferred Stock.    Except as otherwise provided by law and these Articles of Incorporation, the holders of Class A Common Stock and Series A Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the corporation on the basis that each holder of Series A Preferred Stock shall be entitled to one vote for each share of Class A Common Stock which would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock so held on the record date for the determination of stockholders entitled to vote.

          5B.    Series B Preferred Stock.    Holders of Series B Preferred Stock shall have no rights to vote except as provided in paragraph 5 and paragraph 6 of these Articles of Incorporation or as otherwise expressly provided by law. Each holder of Series B Preferred Stock shall be entitled to one vote for each share of Class B Common Stock which would be issuable to such holder upon the conversion of all the shares of Series B Preferred Stock held by such holder on the record date for the determination of stockholders entitled to vote and shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the corporation, only with respect to the following corporate actions ("Voting Events"):

            (a)  Amendments to the Articles of Incorporation or Bylaws of the corporation or any subsidiary of the corporation, at such time, in the case of such subsidiary, as such matters shall be subject to a vote of the shareholders of the corporation;

            (b)  The liquidation, dissolution, winding up, bankruptcy or recapitalization of the corporation;

            (c)  The consolidation or merger of the corporation or any of its subsidiaries with or into any other corporation (other than a merger in which the corporation or such subsidiary is the surviving corporation), the reorganization, reclassification or recapitalization of the capital stock of the corporation or any of its subsidiaries, or the sale of all or substantially all of the property and assets of the corporation or any of its subsidiaries at such time, in the case of such subsidiary, as such matters shall be subject to a vote of the shareholders of the corporation;

            (d)  The issuance or sale of any shares or capital stock of the corporation or any of its subsidiaries or of any options, warrants or other rights to acquire any such shares; and

            (e)  At such time as it shall be subject to a vote of the shareholders of the corporation, any material change in the nature of the corporation's business from that of a direct mail catalog retailer.

          6.    Restrictions.    At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the corporation is required by law or by these Articles of Incorporation and in addition to any other vote required by law and these Articles of Incorporation, without the prior consent of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a class, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of such Series A Preferred Stock shall vote together as a separate class:

          6A.    Additional Classes of Shares.    The corporation will not create or authorize the creation of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or increase the authorized amount of the Preferred Stock or increase the authorized amount of any additional class of shares of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, or create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class of stock unless the same ranks junior to the Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the corporation, whether any such creation or authorization or increase shall be by means of amendment of the corporation's Articles of Incorporation or by merger, consolidation or otherwise.

          6B.    Articles of Incorporation; Bylaws.    The corporation will not amend, alter or repeal its Articles of Incorporation or Bylaws.

          6C.    Consolidation, Merger or Sale of Assets.    The consolidation or merger of the corporation or any of its subsidiaries with or into any other corporation (other than a merger in which the corporation or such subsidiary is the surviving corporation), the reorganization, reclassification or recapitalization of the capital stock of the corporation or any of its subsidiaries, or the sale of all or substantially all of the property and assets of the corporation or any of its subsidiaries.

          6D.    Acquisitions.    The corporation shall not acquire, or permit any of its subsidiaries to acquire, the equity securities of any corporation or other business entity or any other asset, or group of assets, or effect a merger permitted pursuant to paragraph 6C above, involving an aggregate consideration in each case of more than $5,000,000.

          6E.    Restrictions on Issuance of Securities and Convertible Debt.    Subject to subparagraph 4F, the corporation shall not, and shall not permit any of its subsidiaries to, issue any shares of preferred stock, common stock, warrants or other securities (including, without limitation, any evidence of indebtedness) convertible into any of the foregoing, or make any commitments to issue the same.

Article V
Common Stock

        A.    Class A Common Stock.

          1.    Dividends.    The holders of shares of Class A Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the corporation, subject to the provisions of Article IV with respect to the rights of holders of the Preferred Stock and subject to the simultaneous payment of dividends on the Class B Common Stock as set forth in Part B of this Article V hereof.

          2.    Liquidation.    In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to holders of all shares of Preferred Stock of the full amounts of Preferential Payments to which they shall respectively be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the corporation available for distribution to its shareholders.

          3.    Voting Rights.    All shares of Class A Common Stock shall be identical with each other in every respect. The shares of Class A Common Stock shall entitle the holders thereof to one vote for each share upon all matters upon which shareholders have the right to vote.

        B.    Class B Common Stock.

          1.    Dividends.    The holders of shares of Class B Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the corporation, subject to the provisions of Article IV with respect to the rights of holders of the Preferred Stock. Such dividends shall be equal to dividends declared on Class A Stock; provided, however, that in the event that the holders of Class A Common Stock receive a dividend payable in shares of Class A Common Stock, then holders of Class B Common Stock shall receive a number of shares of Class B Common Stock which is equal to the number of shares of Class A Common Stock which they would, but for this proviso, have received pursuant to this paragraph 1.

          2.    Liquidation.    In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after payment shall have been made to holders of all shares of Preferred Stock of the full amounts of Preferential Payments to which they shall respectively be entitled as stated and expressed herein or as may be stated and expressed pursuant hereto, the holders of Class B Common Stock and the holders of Class A Common Stock shall be entitled to share ratably based upon the number of shares of Common Stock held by them in all remaining assets of the corporation available for distribution to its shareholders.

          3.    Voting Rights.    Holders of Class B Common Stock shall have no rights to vote except as provided in this Paragraph 3, upon the occurrence of a Voting Event as defined in subparagraph 5B of Article IV (and then as a class with the Class A Common Stock) and as otherwise expressly provided by law. On all matters on which holders of Class B Common Stock are entitled to vote, each holder of shares of Class B Common Stock shall be entitled to one vote for each share and shall be entitled to notice of any shareholders meeting in accordance with the Bylaws of the corporation.

          4.    Conversion.

          4A.    Right to Convert.    Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Class B Common Stock shall have the right, at its option, to convert any such shares of Class B Common Stock (except that upon any liquidation, dissolution or winding up of the corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class B Common Stock) into an equal number of fully paid and nonassessable whole shares of Class A Common Stock upon the occurrence of an event specified in subparagraph 4B hereof. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Class B Common Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the corporation at its principal office (or such other office or agency of the corporation as the corporation may designate by notice it writing to the holder or holders of Class B Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued.

          4B.    Conversion Events.    The holders of shares of Class B Common Stock may exercise their option to convert such shares into shares of Class A Common Stock only upon the occurrence of a Common Conversion Event and then (except upon a transfer of shares of the Class B Common Stock to an unaffiliated party by the initial holder thereof or upon occurrence of the Preferred Conversion Event set forth in clause 4 of subparagraph 4A of Article IV) only during the 60-day period after receipt of written notice from the corporation of the occurrence of such Common Conversion Event (as provided in subparagraph 4G hereof). "Common Conversion Event shall include the events set forth in clauses (2), (4) and (5) of the definition of Preferred Conversion Event in subparagraph 4A of Article IV and shall also include (x) a transfer of the shares of Class B Common Stock to an unaffiliated party by the initial holder thereof and (y) a default or event of default, after the holder of Class B Common Stock has received notice of such, under any material agreement pursuant to which the corporation or any of its material subsidiaries has incurred indebtedness for borrowed money in cases in which the holder of Class B Common Stock is not a holder (or in the case of Prudential or any of its affiliates, neither Prudential nor any of its affiliates is a holder) of the defaulting debt instrument. If the Class B Common Stock shall not be converted within the 60-day period following receipt of written notice from the corporation of the occurrence of a Common Conversion Event, the right to convert such shares of Class B Common Stock into shares of Class A Common Stock shall lapse, and such shares of Class B Common Stock shall cease to be convertible until the occurrence of another Common Conversion Event, in which case the provisions of this and the preceding sentence shall once again be applicable.

          4C.    Issuance of Certificates; Time Conversion Effected.    Promptly after the receipt of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of Class B Common Stock to be converted, the corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Class B Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          4D.    Fractional Shares; Dividends; Partial Conversion.    No fractional shares shall be issued upon conversion of Class B Common Stock into Class A Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Class A Common Stock issued upon such conversion. At the time of each conversion, the corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4C. In case the number of shares of Class B Common Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the corporation, a new certificate or certificates for the number of shares of Class B Common Stock represented by the certificate or certificates surrendered which are not to be converted.

          4E.    Subdivision or Combination of Stock.    In case the corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares, then the Class B Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Class A Common Stock shall be combined into a smaller number of shares, then the number of shares of Class B Common Stock immediately prior to such combination shall be proportionately reduced.

          4F.    Notice of Adjustment.    Upon any adjustment made pursuant to subparagraph 4E, then and in each such case the corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class B Common Stock at the address of such holder as shown on the books of the corporation, which notice shall state the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

          4G.    Other Notices.    In case at any time:

            (1)  the corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

            (2)  the corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

            (3)  there shall be any capital reorganization or reclassification of the capital stock of the corporation, or a consolidation or merger of the corporation with, or a sale of all or substantially all its assets to, another corporation;

            (4)  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the corporation; or

            (5)  the corporation shall take any action or there shall be any event which would result in (i) an automatic conversion of the Preferred Stock or (ii) a Common Conversion Event,

      then, in any one or more of said cases, the corporation shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Class B Common Stock at the address of such holder as shown on the books of the corporation, (a) at least 20 days prior written notice of the date on which the books of the corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place, (c) in the case of any event which would result in an automatic conversion of the Preferred Stock pursuant to subparagraph 4H of Article IV, at least 20 days prior written notice of the date on which the same is expected to be completed and (d) in the case of the occurrence of a Conversion Event, promptly upon such occurrence. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

          4H.    Stock to be Reserved.    The corporation will at all times reserve and keep available out of its authorized Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as herein provided such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class B Common Stock. The corporation covenants that all shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The corporation will take all such action as may be necessary to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock of the corporation may be listed. The corporation will not take any action which results in any adjustment of the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock if the total number of shares of Class A Common Stock issued and issuable after such action upon conversion of the Class B Common Stock would exceed the total number of shares of Class A Common Stock then authorized by the corporation's Articles of Incorporation.

          4I.    No Reissuance of Common Stock.    Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

          4J.    Issue Tax.    The issuance of certificates for shares of Class A Common Stock upon conversion of the Class B Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class B Common Stock which is being converted.

          4K.    Closing the Books.    The corporation will at no time close its transfer books against the transfer of any Class B Common Stock or of any shares of Class A Common Stock issued or issuable upon the conversion of any shares of Class B Common Stock in any manner which interferes with the timely conversion of such Class B Common Stock.

Article VI
Board Of Directors

        A.    Number, Classification and Term of Office.    The number of directors of the corporation shall initially be not less than three and no more than nine and shall be fixed from time to time by the Board of Directors or by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote generally in the election of directors, voting together as a single class, at a duly held meeting. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of shareholders, the term of office of the second class to expire at the 1994 annual meeting of shareholders and the term of office of the third class to expire at the 1995 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

        B.    Vacancies.    Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

        C.    Removal.    Any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote generally, in the election of directors, voting together as a single class.

        D.    Amendment.    The provisions of this Article VI may not be repealed or amended in any respect unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Article VII
Cumulative Voting Denied

        No holder of stock of this corporation shall be entitled to any cumulative voting rights.

Article VIII
Pre-Emptive Rights Denied

        No holder of stock of this corporation shall have any preferential, pre-emptive or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

Article IX
Limitation on Liability of Directors

        No director of this corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23, Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article. No amendment or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        IN WITNESS WHEREOF, I have hereunto set my hand this    day of January, 2002.

Samia C. Haddad Secretary

QuickLinks

Amended and Restated Articles of Incorporation of Provell, Inc.
Article I Name
Article II Registered Office
Article III Capital Stock
Article IV Preferred Stock
Article V Common Stock
Article VI Board Of Directors
Article VII Cumulative Voting Denied
Article VIII Pre-Emptive Rights Denied
Article IX Limitation on Liability of Directors